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EXHIBIT 99.3

TEXT OF WRITTEN PRESENTATION AT THE

2004 ANNUAL SHAREHOLDER MEETING

Merrill Merchants Bancshares, Inc.

Annual Meeting of Shareholders
April 29, 2004

2003 Highlights

  •
  Record earnings performance

  •
  Stock price up 43%

  •
  Top mortgage originator in Penobscot County

  •
  Leading SBA lender among community banks

  •
  Second in deposit market share

Financial Highlights

	2003	2002
	(In Millions)
Assets	$342.2	$307.3	Up 11%
Loans, net	242.9	211.4	Up 15%
Deposits	258.8	238.9	Up 8%
Net Income	4.3	3.8	Up 12%
Earnings per Share	1.29	1.14	Up 13%
Dividends per Share	0.48	0.39	Up 23%

Net Income Growth Graph

	1998	1999	2000	2001	2002	2003
Net Income	1,916	2,247	2,619	3,254	3,845	4,302

18% Compound Annual Growth Rate

Return on Average Assets Graph

	1999	2000	2001	2002	2003
Merrill	1.11%	1.16%	1.26%	1.33%	1.34%
National Peer Group	1.09%	1.06%	1.02%	1.09%	1.05%

Data Source: FFIEC Bank Holding Company Performance Report (Dec. 2003)

Return on Average Equity Graph

	1999	2000	2001	2002	2003
Merrill	10.58%	11.94%	13.18%	13.93%	14.74%
National Peer Group	11.44%	11.52%	10.55%	12.02%	11.62%

Data Source: FFIEC Bank Holding Company Performance Report (Dec. 2003)

Loan Portfolio Composition Chart

Commercial Real Estate	32%
Commercial	23%
Residential	22%
Consumer	19%
Construction	4%

$246.5 Million at 12/31/03

Asset Quality Graph
Net Charge-Offs as Percent of Average Loans

	1999	2000	2001	2002	2003
Merrill	0.07%	0.03%	0.08%	0.07%	0.04%
National Peer Group	0.18%	0.19%	0.24%	0.22%	0.21%

Data Source: FFIEC Bank Holding Company Performance Report (Dec. 2003)

Asset Quality (continued)
Non-Performing Assets as Percent of Assets

	1999	2000	2001	2002	2003
Merrill	0.15%	0.25%	0.26%	0.25%	0.18%
National Peer Group	0.55%	0.57%	0.69%	0.65%	0.62%

Data Source: FFIEC Bank Holding Company Performance Report (Dec. 2003)

Deposit Composition Chart

Savings/Money Market	32%
Checking	32%
CD's under $100,000	20%
CD's over $100,000	16%

$258.8 Million at 12/31/03

High Performance Checking

  Doubled account openings in 2003

  Deposit related fee income increased 35%

Deposit Market Share Graph
Penobscot County
Total Deposits—$1.4 Billion

	Fleet	Key	Other	Peoples	Merrill	BSB
6/30/98	12%	12%	12%	16%	10%	38%
6/30/03	10%	11%	12%	14%	16%	37%

Data Source: FDIC/OTS Summary of Deposits, June 30, 2003 and 1998

Operating Efficiency Graph

	1999	2000	2001	2002	2003
Merrill	67.5%	66.6%	64.0%	62.0%	60.5%
National Peer Group	64.7%	64.8%	65.8%	64.1%	66.0%

Data Source: FFIEC Bank Holding Company Performance Report (Dec. 2002)

Trust Assets Graph

	1999	2000	2001	2002	2003
$ in Millions	190	225	235	237	316
Growth Rate	39%	19%	4%	1%	33%

1st Quarter 2004 Results

	1st Quarter
	2004	2003
	(In Thousands)
Loans, net	255,175	221,432	Up 15%
Deposits	272,519	232,228	Up 17%
Net Income	1,123	1,019	Up 10%
Earnings per Share	0.33	0.30	Up 10%
Dividend per Share	0.13	0.11	Up 18%

Value to Community

  •
  Only publicly traded company in Bangor (market capitalization of $76 million)

  •
  130 employees—annual payroll of $5 million

  •
  Community investment

  •
  $360,000 in contributions, sponsorships and taxes

    •
    10,000 hours of community and volunteer service

    •
    Penobscot Theatre building acquisition/restoration

Mission Statement

To be the very best community bank in the markets we serve from a customer, employee, and investor perspective by achieving excellence in all that we do.

Merrill Stock Performance

	Initial Investment	Value(a)	Annual Return
Original Shareholder	$46,000	$278,162	17.78%
Oct. 1992—1,000 shares at $46.00
Now—12,440 shares at $3.70 (reflects 9 consecutive stock dividends totaling 33% plus 9-1 split)
	Initial Investment	Value(a)	Annual Return
IPO Shareholder	$12,750	$27,217	15.77%
Aug. 1998—1,000 shares at $12.75
Now—1,217 shares at $10.47 (reflects 6 consecutive stock dividends totaling 21.7%)

(a)
Market Value at 4/23/04 of $22.36 plus cash dividends

Dividend History Graph

	1999	2000	2001	2002	2003
Dividend per Share	$0.18	$0.22	$0.28	$0.38	$0.47
Increase over previous year	64%	22%	27%	36%	24%

Adjusted for 3% stock dividend of March 2004

Stock Performance Comparison Graph

	1998	1999	2000	2001	2002	2003
Merrill	100.00	87.98	87.85	119.30	173.13	244.68
Camden	100.00	84.28	74.80	102.29	136.45	175.89
Union Trust	100.00	100.78	79.69	59.06	78.75	82.50
FNLC	100.00	74.44	74.03	110.97	163.66	267.18
BHBT	100.00	79.96	67.06	89.06	99.25	142.76
NASDAQ BI	100.00	92.02	105.52	116.15	121.40	161.51
S&P 500	100.00	120.84	109.93	96.90	75.48	97.14

Data Source: Bloomberg, LP and each Company's respective Proxy Statement

Maine Peer Group Comparison

	Full Year 2003
Company	Div Yield	Div Payout	P/E	ROE	ROA	Effic. Ratio	NPA Ratio
Camden	2.53	30.1	13.3	15.85	1.48	52.0	0.51
Union Tr	2.62	31.5	12.3	11.30	1.10	66.6	0.40
FNBH	3.04	24.4	8.0	13.80	0.99	72.5	0.47
BHB&T	3.02	46.6	16.2	9.66	0.93	75.1	0.26
FNLC	2.70	37.1	15.4	16.39	1.41	48.3	0.29
Average	2.78	34.0	13.0	13.40	1.18	62.9	0.39
Merrill	2.33	37.2	17.3	14.74	1.34	60.5	0.18

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TEXT OF WRITTEN PRESENTATION AT THE 2004 ANNUAL SHAREHOLDER MEETING